Registration No. 033-62645

Registration No. 033-81706

Registration No. 333-35118

Registration No. 333-69690

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REX AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1095548 (I.R.S. Employer Identification No.)

7720 Paragon Road

Dayton, Ohio 45459

(Address, including zip code, of principal executive offices)

1995 Omnibus Stock Incentive Plan

1999 Omnibus Stock Incentive Plan

2001 Nonqualified Executive Stock Option Plan

(Full title of the plans)

Zafar Rizvi

Chief Executive Officer and President

REX American Resources Corporation

7720 Paragon Road

Dayton, Ohio 45459

(937) 276-3931

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

1995 Omnibus Stock Incentive Plan

REX American Resources Corporation is filing this Post Effective Amendment No. 1 to the Registration Statements on Form S-8 (Registration Nos. 033-62645 and 033-81706) for the purpose of terminating the Registration Statements and deregistering any shares of the registrant’s common stock, $.01 par value, remaining available for issuance under the 1995 Omnibus Stock Incentive Plan (the “1995 Plan”). As of the date hereof, 108,011 shares of the registrant’s common stock remain available for issuance under the 1995 Plan.

1999 Omnibus Stock Incentive Plan

REX American Resources Corporation is filing this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-35118) for the purpose of terminating the Registration Statement and deregistering any shares of the registrant’s common stock, $.01 par value, remaining available for issuance under the 1999 Omnibus Stock Incentive Plan (the “1999 Plan”). As of the date hereof, 2,302,425 shares of the registrant’s common stock remain available for issuance under the 1999 Plan.

On June 2, 2015, at the annual meeting of shareholders of REX American Resources Corporation, shareholders approved the REX American Resources Corporation 2015 Incentive Plan (the “2015 Plan”). Upon effectiveness of the 2015 Plan, the 1995 Plan and the 1999 Plan (collectively, the “Omnibus Plans”) are to be terminated and no additional stock options or other awards will be granted under the Omnibus Plans.

2001 Nonqualified Executive Stock Option Plan

REX American Resources Corporation is filing this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-69690) for the purpose of terminating the Registration Statement and deregistering any shares of the registrant’s common stock, $.01 par value, remaining available for issuance under the 2001 Nonqualified Executive Stock Option Plan. As of the date hereof, no shares of the registrant’s common stock remain available for issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on June 29, 2015.

REX AMERICAN RESOURCES CORPORATION

By /s/ Zafar Rizvi

Zafar Rizvi

Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/Zafar Rizvi Zafar Rizvi	Chief Executive Officer and President (Principal Executive Officer)	June 29, 2015

Note: No other person is required to sign this post-effective amendment to the registration statement in reliance on Rule 478 under the Securities Act of 1933, as amended.

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